         AGREEMENT made this 13th day of October, 1995, by and between ALFRED BLEYER & CO., INC., a New York corporation ("Seller") and THE FONDA GROUP, INC., a Delaware corporation ("Buyer").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller certain of the assets of Seller constituting the operating business of Seller (the "Seller's Business"), subject to and upon, the following terms, covenants and conditions:

                                   ARTICLE I
                                   ---------

                                 Sale of Assets
                                 --------------

         1.1 Assets To Be Sold. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 6.1), Seller shall sell, transfer and assign to Buyer, subject only to the liens, encumbrances and charges hereinafter set forth, all of Seller's right, title and interest in and to the following assets and properties (collectively the "Assets"):

         (a) All inventories of raw materials, supplies, work in progress and finished goods used or held in connection with the Seller's Business or its products as of the Closing [as hereinafter defined] (collectively the "Inventory");

         (b) All furnishings, vehicles, fixtures, spare parts, tools, machinery and equipment, computer equipment, office equipment and packing and packaging materials wherever located, used or held in connection with Seller's Business;

         (c) All accounts receivable held by Seller as of the Closing (the "Accounts Receivable");

         (d) The Assumed Liabilities (as hereinafter defined);

         (e) Any patents, trademarks and trade names, trademark and trade name registrations, service marks and service mark registrations, copyrights and copyright registrations, the applications therefor and the licenses and franchises with respect thereto, together with the goodwill and the business appurtenant thereto; and all trade secrets, technology (including technology with respect to which Seller is a sublicensee, in such case only insofar as permitted under the applicable sublicense agreement), processes, inventions, designs, drawings, blueprints, specifications, patterns, royalties, privileges, permits and all other similar intangible personal property, in each case, used or held in connection with Seller's Business, as limited by the provisions of
Schedule 1.1(e);

         (f) All papers, documents, instruments, books and records, files, agreements, books of account and other records pertaining to the Assets or Seller's Business (including without limitation customer invoices, customer lists, vendor and supplier lists, drafts and other documents and materials relating to customer transactions), other than those that pertain primarily to the Excluded Assets (as hereinafter defined) and are not reasonably necessary for the operation of Seller's Business and other than the Warehouse Sublease and Long Island Railroad documents (each as hereinafter defined); and

         (g) All other assets and rights of every kind and nature, personal, tangible or intangible, that are owned and used by Seller in connection with Seller's Business, including the Lease and the Warehouse Sublease, except for assets and rights specifically excluded pursuant to Section 1.2.

         1.2 Assets Excluded From Sale: The following assets and properties are specifically excluded from the Assets (collectively the "Excluded Assets") of Seller to be sold to Buyer:

         (a) Seller's Real Properties and the improvements thereon;

         (b) Seller's cash and cash equivalents;

         (c) Seller's marketable securities, if any;

         (d) Life insurance policies owned by Seller, including their cash surrender value;

         (e) Seller's prepaid expenses;

         (f) Seller's deferred pension and finance costs;

         (g) Deferred income taxes;

         (h) Security deposit under the Warehouse Lease; and

         (i) Any receipts with respect to customers whose accounts receivable were previously written off and not included in the Accounts Receivable.

                                   ARTICLE II
                                   ----------

                           Assumption of Liabilities
                           -------------------------

         2.1 Assumption of Certain Liabilities by Buyer. At the Closing, Buyer shall assume and agree to pay and perform all obligations to be paid and performed by Seller pursuant to the leases, contracts and other agreements and arrangements to which Seller is then a party or is bound (i) disclosed on
Schedule 7.6 hereto; or (ii) in writing and not required to be disclosed on

Schedule 7.6 hereof; provided, however, that the same shall have been entered into or incurred in the ordinary course of Seller's Business (the "Assumed Liabilities").

         2.2 Liabilities Not Assumed by Buyer. Buyer shall not assume or be responsible for any of the following liabilities or obligations (the "Excluded Liabilities"):

         (a) Seller's accounts payable;

         (b) Any liabilities or obligations relating to the Excluded Assets;

         (c) Any liabilities or obligations of the Company arising prior to the Closing, including, without limitation, any of Seller's tax liabilities arising out of the transactions contemplated by this Agreement; except, however, that Buyer shall be responsible for its share of sales and use taxes payable in connection with the purchase and sale of the Assets, if any;

         (d) Any liabilities or obligations arising solely out of any action, suit or proceeding based upon an event occurring or a claim arising prior to the Closing Date, all of which shall be the sole responsibility of Seller.

                                  ARTICLE III
                                  -----------

                                Purchase Price.
                                ---------------

         3.1 The purchase Price for the Assets (the "Purchase Price") shall be Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000) plus the Inventory Value determined under Section 3.2 plus the total Accounts Receivable at Closing determined under Section 3.3.

         3.2 Inventory Value.

         (a) "Inventory Value" shall mean the value of the Inventory as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles, ("GAAP"), on the first in, first-out (FIFO) method, consistently applied and consistent with the February 28, 1995 audited FIFO inventory in Seller's financial statements, based upon the actual cost of the materials (such cost to be determined by reference to invoice cost when it can be specifically identified to such materials, less all available trade and payment discounts, plus, in the case of items of Inventory which have been manufactured by Seller, the direct labor costs and manufacturing overhead (such allocation to be consistent with the past practices of Seller).

         (b) A physical Inventory count will be taken by Buyer and Seller at the close of business on the day preceding the Closing Date. The Inventory count and valuations will be recorded on an inventory sheet, a copy of which, when approved by Buyer, will be signed by authorized representatives of each of Seller and Buyer. Where there is a dispute as to Inventory Value, Seller and Buyer will use their best efforts to come to a reasonable resolution of the dispute, but if they cannot resolve the dispute within thirty (30) business days after completion of the physical Inventory count, they will submit the dispute to binding arbitration in accordance with the rules of the American Arbitration Association, in New York, New York, before a single arbitrator.

         (c) The out-of-pocket costs of any arbitration will be borne one-half (1/2) by Buyer and one-half (1/2) by Seller but neither Seller nor Buyer will be entitled to reimbursement for their or their respective employees' time or their counsels' or accountants' fees in connection therewith.

         3.3 Accounts Receivable.

         (a) "Accounts Receivable" shall mean the aggregate of Seller's trade accounts receivable, all of which shall be purchased by Buyer and transferred and assigned to it by Seller at the Closing.

         (b) At the election of Buyer, Seller shall repurchase any Accounts Receivable not collected within ninety (90) days after the Closing Date; provided, however, that Buyer shall have used its best efforts to collect such Accounts Receivable consistent with Seller's ordinary course of business. Seller shall be entitled to a credit against such repurchase equal to the amount of the reserves for cash and normal trade allowances and bad debts deducted by Buyer under Section 4.1(d) hereof, or if the amount of such reserves shall exceed the amount of such repurchase, such excess shall be paid by Buyer to Seller. If Buyer and Seller shall have made sales of Seller's products to the respective customer, all payments made by such customer shall be applied by Buyer to the respective customer's indebtedness in the order in which the same was incurred unless otherwise specified by the respective customer in writing. If Seller shall receive directly any payments respecting any Account Receivable, it shall remit such payments to Buyer.

                                   ARTICLE IV
                                   ----------

                           Payment of Purchase Price.
                           --------------------------

         4.1 Buyer shall pay the Purchase Price to Seller as follows:

         (a) Seventy-Five Thousand ($75,000) Dollars concurrently herewith, to be held in escrow pending the Closing or sooner termination of this Agreement by Seller's attorneys, Steckler, Gutman, Morrissey & Murray, (the "Escrow Agent").

         (b) Two Million Four Hundred Twenty-Five Thousand ($2,425,000) Dollars in immediate funds at Closing.

         (c) The Inventory Value shall be paid in immediate funds at Closing; provided, however, that to the extent, if any, that the Inventory Value shall be in dispute, such portion of the Inventory Value shall be so paid within five
(5) business days following resolution of such dispute.

         (d) The total amount of the Accounts Receivable less reserves for cash and normal trade allowances and bad debt shall be paid in immediate funds at Closing.

         (e) Two Million Two Hundred Fifty Thousand ($2,250,000) Dollars shall be paid by delivery to Seller of Buyer's Promissory Note in the form of Exhibit 4.1(e) annexed hereto.

                                   ARTICLE V
                                   ---------

                                     Leases
                                     ------

         5.1 Seller is the owner of premises known as 58-77 57th Street, Maspeth, New York and 58-97 57th Street, Maspeth, New York, in which it presently conducts Seller's Business. Both properties are herein called "Seller's Real Properties."

         5.2 Seller and Buyer shall execute and deliver at Closing a two-year
(2) lease for Seller's Real Properties in the form of Exhibit 5.2 annexed hereto at a rental of Three Hundred Ninety Thousand ($390,000) Dollars per annum, payable in equal monthly installments on a net, net, net basis except for (a) roof and other structural and outside repairs; (b) violations of any Federal, State or local law, code or ordinance or any administrative rule or regulation except to the extent, if any, relating to Buyer's use of Seller's Real Properties; (c) damage by fire or other event to be covered by the insurance policies required to be maintained in respect of Seller's Real Properties; and (d) conditions existing as of the Closing Date, all of which shall be Seller's obligations; granting Buyer a right to extend the term of the lease for three (3) successive periods of one (1) year each; and further granting Buyer the option to purchase Seller's Real Properties at a purchase price and on terms to be determined in the manner provided in the Lease, such option to be exercised at least six (6) months prior to the expiration of the lease term.

         5.3 Seller is the lessee of a warehouse facility at 57-48 49th Street, Maspeth, New York (the "Warehouse") owned by J&J Farms Creamery, Inc. which obtained financing from the New York City Industrial Development Agency and the New York City Financial Services Corporation. Seller and Buyer shall execute and deliver at Closing, a sublease for the Warehouse in the form of Exhibit 5.3 annexed hereto. Seller will not be required to obtain the consent of the New York City Industrial Development Agency or the New York City Financial Services Corporation or the landlord to the sublease; provided, however, that Seller, in addition to any other indemnification obligations contained in this Agreement, will indemnify, defend and hold Buyer harmless with respect to any damages, liabilities, claims, losses and expenses, including reasonable legal fees and court costs and any rent amounts which Buyer must pay in excess of the rent payments due under the sublease during the specified term thereof, which may be incurred by Buyer as a result of the parties' entering into and implementing the sublease without any required consents. Seller has furnished Buyer with a copy of the Warehouse Lease and the extensions thereof for a term now expiring on April 30, 1996.

                                   ARTICLE VI
                                   ----------

                                    Closing
                                    -------

         6.1 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of the Escrow Agent, at 10:00 A.M. on November 30, 1995 (the "Closing Date"). If any of the conditions precedent to Seller's or Buyer's obligation to close this transaction set forth below are not satisfied on the scheduled Closing Date and the respective party does not wish to waive such condition, such party may, at its sole discretion, on notice to the other of at least three (3) business days, reschedule the Closing for another date (which must be a business day) not later than .

         6.2 Actions to be Taken at the Closing. At the Closing, the parties shall take the following actions and deliver the following documents:

         (a) Seller shall execute and deliver to Buyer a Bill of Sale in the form of Exhibit 6.2(a) annexed hereto covering the Assets described in Sections 1.1(a), 1.1(b) and 1.1(c) of this Agreement.

         (b) Seller and Buyer shall execute and deliver an Assignment and Assumption Agreement covering the assets described in Sections 1.1(d), 1.1(e) and 1.1(f) of this Agreement.

         (c) Seller shall deliver to Buyer corporate resolutions of Seller's Board of Directors and shareholders authorizing the delivery, execution and consummation of this Agreement, certified by an officer of Seller as being valid and effective.

         (d) Buyer shall deliver to Seller corporate resolutions of Buyer's Board of Directors and shareholders authorizing the delivery, execution and consummation of this Agreement, certified by an officer of Buyer as being valid and effective.

         (e) Seller shall deliver a Certificate executed by an officer of Seller, dated as of the Closing Date and in form and substance reasonably acceptable to Buyer, certifying as to Seller's full compliance with each of its representations, warranties and covenants under this Agreement.

         (f) Buyer shall deliver a Certificate executed by an officer of Buyer, dated as of the Closing Date and in form and substance reasonably acceptable to Buyer, certifying as to Buyer's full compliance with each of its representations, warranties and covenants under this Agreement.

         (g) Seller shall deliver to Buyer an amendment to Seller's corporate charter (in form ready for immediate filing with the New York Department of State) changing Seller's corporate name to a name which is (i) wholly dissimilar from "Alfred Bleyer & Company, Inc." and (ii) available for use in the State of New York; Buyer shall file this amendment immediately after the Closing and deliver the filing receipt thereof, or a copy, to Seller.

         (h) Buyer and Seller shall execute and deliver the lease for Seller's Real Properties.

         (i) Seller and Buyer shall execute and deliver the Sublease for the Warehouse.

         (j) Seller and Buyer shall deliver the Opinion Letters of their respective attorneys described in Sections 12.1(c) and 12.2(c) of this Agreement.

         (k) Buyer shall make the payments required by Sections 4(b) through 4(d) and deliver its Promissory Note required by Section 4(e).

         (l) Seller and Buyer shall execute and deliver such other documents and Certificates as are required by the terms of this Agreement or as may be reasonably requested by the other party.

         6.3 Prorations. At the Closing, all payments respecting the Assumed Liabilities and all service and utility charges shall be prorated as of the Closing Date.

                                  ARTICLE VII
                                  -----------

                    Representations and Warranties to Buyer
                    ---------------------------------------

         7. Seller represents and warrants to Buyer as follows:

         7.1 Organization; Power and Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has the corporate power and authority to (a) own, operate and lease the properties it now owns, operates and leases, (b) carry on the Seller's Business as it is now being conducted, (c) enter into this Agreement and (d) consummate the transactions contemplated by this Agreement. Seller owns Seller's Real Properties and has full power and authority to enter into and to consummate the transactions contemplated by the lease to Buyer of Seller's Real Properties.

         7.2 Authorization; Due Execution, No Conflicts.

         (a) This Agreement has been duly authorized by all necessary action on the part of Seller and its shareholders. Upon the execution and delivery of this Agreement, this Agreement will constitute the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

         (b) Seller's execution, delivery and performance of this Agreement will not (i) constitute a breach or violation of (A) Seller's corporate charter or By-Laws, (B) any law, rule or regulation, or (C) any material agreement, indenture, deed of trust, mortgage, loan agreement or other material instrument to which Seller is a party or by which Seller is bound, including any Assumed Liabilities other than with respect to the loan documents for loans to Seller from National Westminster Bank (U.S.A.) which loans will be repaid to Seller in full, with interest, at the Closing; (ii) constitute a violation of any order, judgment or decree to which Seller is a party or by which Seller's assets or properties are bound or affected; (iii) result in the acceleration of any material debt owed by Seller; or (iv) result in the creation of any lien, charge or encumbrance upon any of the Assets.

         7.3 Title to and Condition of the Assets.

         (a) At the Closing, Buyer will receive good and marketable title to all of the Assets, free and clear of all security interests, mortgages, liens, pledges, charges or encumbrances of any nature and that the present mortgages and liens held by National Westminster Bank (U.S.A.) on certain of Seller's assets shall be satisfied and discharged at the Closing and Seller shall deliver to Buyer at Closing such instruments as may be necessary to discharge the same of record.

         (b) To the best of Seller's knowledge, all of Seller's Real Properties, machinery and equipment are in good operating condition, subject only to ordinary wear and tear, and fit for their intended purpose, except to the extent described in Schedule 7.3(b) to this Agreement.

         (c) All of the Assets are owned by Seller and, except as set forth on
Schedule 7.3(c) to this Agreement, Seller is not leasing nor holding on consignment, any of the Assets.

         (d) All Assets which comprise Inventory have been purchased and/or manufactured for sale or use by Seller in the ordinary course of Seller's Business.

         7.4 Claims; Litigation; Compliance With Laws.

         (a) To the best of Seller's knowledge, there are no persons holding any claims of any nature against Seller, including claims arising out of, or in connection with, the operation of Seller's Business or of any of the Assets, except for such claims arising from goods sold or services rendered to Seller in the ordinary course of Seller's Business which do not exceed in the aggregate $20,000. No such claims or liabilities, if any, shall be assumed by Buyer.

         (b) Except as disclosed in Schedule 7.4(b) to this Agreement, Seller is not: (i) a party to any litigation, proceeding or administrative investigation, and to Seller's knowledge none is pending or threatened against it, relating to Seller, Seller's Business or the Assets or in connection with the transactions contemplated by this Agreement or (ii) subject to any outstanding order, writ, injunction or decree of any court, government or governmental authority against or affecting Seller, the Assets or Seller's business.

         (c) To the best of Seller's knowledge, Seller is not in violation of, and Seller's actions in the consummation of the transactions contemplated by this Agreement do not violate or infringe on, any federal, state or local law or ordinance or any administrative rule or regulation. To the best of Seller's knowledge, Seller has maintained all licenses and permits and has filed all registrations, reports and other documents required by local, state and federal authorities and regulating bodies in connection with the Assets or Seller's Business.

         7.5 Accounts Receivable. Schedule 7.5 to this Agreement initialed by the parties for identification sets forth the total amount of all accounts receivable held by Seller as of October 9, 1995. The amounts shown on Schedule
7.5 are accurate in all material respects and determined in accordance with GAAP, consistently applied. The Accounts Receivable arose from bona fide transactions, and no further goods or services are required to be provided in order to entitle Seller or its assignee to collect the Accounts Receivable in full (it being understood, however, that Seller makes no representation or warranty with respect to the callectibility of the Accounts Receivable). None of the Accounts Receivable has been assigned or pledged to any other person, corporation or other entity and, to the knowledge of Seller, no defense or set-off has been asserted by any account obligor, except as set forth on
Schedule 7.5.

         7.6 List of Leases, Contracts and Other Data. Annexed hereto as
Schedule 7.6 is a list setting forth with respect to the operations of Seller's Business, as of the dates specified on such Schedule, the following:

         (a) All real property owned by Seller and all leases of real or personal property involving payments in excess of $20,000 per annum to which Seller is a party, either as lessee or lessor, with a brief description of the property to which each such lease relates and the significant rental terms (including rents, termination dates and renewal conditions);

         (b) All collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee profit sharing plans, employee stock purchase and stock option plans, group life insurance, hospitalization insurance or other plans or arrangements providing for benefits to employees of Seller engaged in Seller's Business;

         (c) Any patents, trademarks and trade names, trademark and trade name registrations, service marks and service mark registrations, copyrights and copyright registrations that are unexpired on the date hereof and relate to Seller's Business, all applications therefor and all licenses and sublicenses with respect thereto;

         (d) To the best of Seller's knowledge, all contracts, understandings and commitments (including without limitation powers of attorney, mortgages, indentures and loan agreements or obligations for borrowed money including, without limitation, guarantees) to which Seller is a party or to which Seller or any of the Assets are subject and which are not specifically referred to in
(a), (b) or (c) above, and which (A) is a contract or group of related contracts which involve payments exceeding $25,000 per annum in amount, (B) is a sales contract of an open-ended or blanket nature or provides for prepaid commissions or rebates, (C) contains warranties by Seller in excess of those customary in Seller's conduct of Seller's Business, (D) contains penalty provisions for late delivery or completion, or (E) contains a prohibition on the assignment thereof without the consent of the other party thereto; and

         (e) The names and current annual compensation rates of all employees of Seller engaged in Seller's Business earning in excess of $70,000 per annum.

True and complete copies of all documents referred to in Schedule 7.6 hereto have been provided or made available to Buyer or its Counsel. Except as disclosed in said Schedule, to the knowledge of Seller, no claim has been asserted that any lease or other contract referred to in the Schedule is not valid and enforceable in accordance with its terms for the periods stated therein, and Seller has not been notified of any claims that there is under any such lease or other contract any existing default or any condition, event or act that, with notice or lapses of time or both would constitute such a default, nor would consummation of the transactions contemplated hereby result in a default or any such condition, event or act, which in any such case, would have a material adverse effect on Seller's Business, the Assets or the financial condition of Seller's Business from and after the Closing Date.

         7.7 Employees; Employee Benefits.

         (a) Except as set forth in Schedule 7.7(a)(1), to this Agreement none of Seller's employees has any understanding or agreement (written or otherwise), with Seller. Except as set forth in Schedule 7.7(a)(2), Seller does not have any collective bargaining or union contracts or agreements. There have not been any unfair labor practice complaints, labor difficulties or work stoppages, or threats thereof, affecting any of Seller's activities. Seller knows of no union campaign presently being conducted to solicit employees to authorize a union to request a national labor relations board certification election with respect to any of Seller's employees.

         (b) Except as set forth on Schedule 7.7(b) to this Agreement, Seller is not a party to and has no liability (contingent or otherwise) under, any pension, disability, group life insurance, hospitalization insurance, profit sharing, retirement or other employee benefit plan or arrangement or for funding of past services of employees.

         (c) Schedule 7.7(c) to this Agreement is a true and complete list of all notes and receivables due to Seller from its officers, employees, directors and shareholders and all other transactions involving Seller and any of its officers, employees, directors and shareholders.

         7.8 Environmental and Occupational Matters.

         (a) To the best of Seller's knowledge, all federal, state and local permits, licenses and authorizations required for, or used in, the construction, occupancy, use and operation of Seller's Real Properties have been obtained and are presently valid and in full force and effect. A complete list of all such permits, licenses and authorizations is attached as Schedule 7.8(a) to this Agreement. To the best of Seller's knowledge, no permits, licenses or authorizations are necessary, or required for the construction, occupancy, use and operation of Seller's Real Properties or any other aspect of the conduct of Seller's Business.

         (b) To the best of Seller's knowledge, none of Seller's Real Properties nor any property of its predecessors has been used to handle, treat, store or dispose of any chemical, hazardous or toxic waste or substance including air, atmosphere, all soils, ground water and surface waters located on, in, over or under Seller's Real Properties, are not contaminated with any chemical, hazardous or toxic waste or substance or other substances or pollutants which contamination may give rise to any obligation under any currently existing federal, state or local law (statutory or common), rule, regulation or ordinance. To the best of Seller's knowledge, no real or personal property or air or atmosphere of any sort or description, wherever situated, has, by reason of the handling, storage, transportation, treatment, disposal or emission of any chemical, hazardous or toxic, waste or material or other substance or pollutant by Seller (its employees, agents or contractors) been contaminated or adversely affected with or by such wastes, substances, materials or other substances or pollutants which contamination or adverse effect has or may give rise to any liability or expense under or by reason of any currently existing federal, state or local law, rule, regulation or ordinance, the common law or any claim.

         (c) The previously used underground tank on Seller's Real Properties has been rendered inoperable as shown by Exhibit 7,8(c) to this Agreement, and Seller shall be and remain responsible for any required removal of such tank and for any remediation associated therewith if required by applicable law.

         (d) Seller has not received notice of any outstanding violations of, or any consent decrees pending or entered against Seller, regarding environmental, occupational (meaning worker or workplace related), safety or land use matters, including matters affecting the emission of air pollutants, the discharge of water pollutants, the management of hazardous or toxic substances or wastes or noise.

         (e) To the best of Seller's knowledge, there are no threatened violations affecting Seller or its predecessors or their properties with respect to any federal, state or local environmental, occupational or safety law, rule, regulation, ordinance, permit, license or authorization, and there are no present discussions with any federal, state or local governmental agency concerning any alleged violation of environmental, occupational or safety laws, rules, regulations, ordinances, permits, licenses or authorizations.

         (f) Seller has not received notice of any pending threatened claims, lawsuits or administrative proceedings against Seller regarding environmental, occupational or safety compliance, control or liability.

         7.9 Gross Sales. Seller's monthly gross sales from March 1, 1995 through August 31, 1995 are set forth on Schedule 7.9 to this Agreement. Buyer's representatives will have the right, during business hours and upon at least two (2) business days' notice, to examine Seller's books and records to verify gross sales after August 31, 1995.

         7.10 Financial Statements. Seller has delivered to Buyer complete copies of its financial statements for the five (5) fiscal years ended February 28, 1991, February 29, 1992, February 28, 1993, 1994 and 1995, respectively, with the corresponding accountants' reports, including balance sheets and accompanying statements of profit and loss and related schedules of costs and expenses for the covered periods (collectively the "Financial Statements"). Each of the Financial Statements truly and completely reflects the financial condition, results of operations and related costs and expenses of Seller as of such dates and for the period then ended, and all of such statements were prepared in accordance with GAAP, consistently applied.

         7.11 Undisclosed Liabilities. Seller does not know of any liability or obligation not reflected on the Financial Statements. Seller knows of no basis for the assertion of any claim or liability against Seller which is not fully reserved against in the Financial Statements.

         7.12 Taxes. Except for the returns and reports listed on Schedule 7.12 to this Agreement for which extensions of the time to file have been obtained, Seller has prepared and timely filed all federal, state and local tax returns and reports as are and have been required to be filed, and such returns were prepared accurately and are on a basis consistent with Seller's financial records and all taxes shown thereon to be due have been timely paid in full. Seller is current in its payment of all federal, state and local income, unemployment, withholding, social security and other taxes and no claims have been made, threatened or asserted against Seller by the United States Government or by any state or local government for any such taxes. Seller will promptly discharge any and all tax deficiencies asserted against it. Seller's U.S. Corporation Income Tax Return for the fiscal year ended February 28, 1994 has been selected for audit by the Internal Revenue Service.

         7.13 Absence of Changes or Events. Except as disclosed on Schedule
7.13 to this Agreement or as disclosed in the Financial Statements, Seller has operated its business only in the ordinary course and there has not been, since February 28, 1995: (i) any material adverse change in the financial condition or results of operation of Seller; (ii) any damage, destruction or loss, regardless of whether covered by insurance, which materially and adversely affected Seller's Business or the Assets; or (iii) any commitment to a transaction material to Seller's Business with a related party or not in the regular course of Seller's Business.

         7.14 Creditors. Schedule 7.14 to this Agreement is a true and complete list of all of Seller's creditors as of August 31, 1995.

         7.15 Disclosure. No statement, representation or warranty made by Seller in this Agreement, any other documents or statement relating to Seller, or Seller's Business and provided to Buyer contains any untrue statement of any material fact or omits a material fact necessary to make the statements contained in this Agreement or such schedules or exhibits in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VIII
                                  ------------

                     Buyer's Representations and Warranties
                     --------------------------------------

         8.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and to enter into the lease of Seller's Real Properties.

         8.2 Authorization; Due Execution; No Conflicts.

         (a) This Agreement has been duly authorized by all necessary corporate action on the part of Buyer. Upon the execution and delivery by Buyer of this Agreement and the lease of Seller's Real Properties will each constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

         (b) Buyer's execution, delivery and performance of this Agreement will not (i) constitute a breach of violation of (A) Buyer's Articles of Incorporation or By-Laws, (B) any law, rule or regulation, or (C) any material agreement, indenture, deed of trust, mortgage, loan agreement or other material instrument to which Buyer is a party or by which Buyer is bound; or (ii) constitute a violation of any order, judgment or decree to which Buyer is a party or by which any of Buyer's assets are bound or affected.

         8.3 Disclosure. No statement, representation or warranty made by Buyer in this Agreement, any other document or statement relating to Buyer and provided to Seller contains any untrue statement of any material fact or omits a material fact necessary to make the statements contained in this Agreement or any statement of Buyer's financial condition, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX
                                   ----------

                                    Brokers
                                    -------

         9.1 Seller acknowledges that it used Private Corporate Advisors, Inc. as a broker in connection with the transactions contemplated by this Agreement. Seller shall be solely responsible for any and all fees, commissions or other expenses which are owed to Private Corporate Advisors, Inc. Buyer and Seller each represents and warrants to the other that it has not employed any broker or finder (other than Private Corporate Advisors, Inc.) in connection with the transactions contemplated by this Agreement.

                                   ARTICLE X
                                   ---------

                            Survival of Obligations,
                         Representations and Warranties
                         ------------------------------

         10.1 The provisions of this Agreement (including Seller's and Buyer's representations and warranties) shall survive for three (3) years after the Closing; provided, however, that the indemnities of Buyer with respect to Assumed Liabilities and of Seller with respect to the Excluded Liabilities shall survive without limitation.

                                   ARTICLE XI

                           Covenants Pending Closing
                           -------------------------

         11.1 Conduct of Seller's Business Through The Closing Date. Prior to the Closing Date, Seller shall (except as otherwise consented to in writing by Buyer):

         (a) Operate Seller's Business in the ordinary course as historically conducted (including with respect to buying, production and sales).

         (b) Reorder Inventory in the ordinary course as historically conducted.

         (c) Not enter into any transaction, take any action or fail to take any action which would result in, or could reasonably be expected to result in any of Seller's representations, warranties, disclosures or agreements in this Agreement or the exhibits or schedules to this Agreement, or in connection with the consummation of the transactions contemplated by this Agreement to not be true and complete immediately after the occurrence of such transaction. Seller shall: (i) maintain its assets in good operating condition, subject to ordinary wear and tear; (ii) maintain Seller's present insurance in force; and (iii) comply with the provisions of all agreements, leases, laws and regulations applicable to Seller or Seller's Business.

         (d) Not enter into any agreements, contracts, purchases or sales other than in the ordinary course of business without the written consent of Buyer, including any agreements which would dispose of or encumber any of the Assets.

         (e) Use its best efforts to preserve Seller's present business organization and goodwill intact, including the present business relationships and goodwill with customers, suppliers and employees and others having business dealings with Seller.

         (f) Pay all undisputed costs, expenses, liabilities and obligations of Seller in the ordinary course when due, regardless of whether any such items are to be reimbursed by Buyer under this Agreement.

         11.2 Approvals, Consents and Renewals. Seller and Buyer, if required, shall obtain, in writing, all necessary governmental and third-party approvals and consents required in order to authorize and approve this Agreement and the sale of the Assets to Buyer. With respect to the automobile and truck leases identified on Schedule 11.2(a) to this Agreement, at Buyer's reasonable request, Seller will attempt to have any or all of such leases assigned to Buyer. Obligations under any leases which are not so assigned will be retained by Seller, and, in such cases, Buyer will either make timely payments directly to the lessors or timely pay Seller, which will in turn make payments to the lessors (including insurance payments in connection therewith).

         11.3 List of Creditors. Seller shall provide Buyer with a complete list of Seller's creditors, including amounts owed to each creditor, signed and sworn to by an authorized officer of Seller, not later than the last day of the month preceding the Closing. If the Closing Date is delayed and, in Buyer's reasonable discretion, the list of Seller's creditors needs to be updated, Seller will provide to Buyer such an updated list, prepared in accordance with the immediately preceding sentence, not less than twenty (20) days prior to the new date proposed by Buyer as the Closing Date.

         11.4 Advice of Changes. Between the date of this Agreement and the Closing Date, Seller shall promptly notify Buyer in writing of any fact which, if existing or known at the date of this Agreement, would have been required to be set forth in this Agreement or disclosed pursuant to this Agreement or which would materially affect or change any of the information set forth in the exhibits or schedules of this Agreement.

         11.5 Notice of Litigation. Buyer, on the one hand, and Seller, on the other hand, shall promptly notify the other in writing if either receives any notice, or otherwise becomes aware, of any action or proceeding instituted or threatening before any court or governmental agency by any third party to restrain or prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

         11.6 Access to Properties and Records; Inspection. From the date of this Agreement through the Closing Date, Buyer and its employees, counsel, accountants and other representatives will be given full access during normal business hours to all of the financial and operating data, books, tax returns, contracts, commitments and records of Seller, including such access as is needed to conduct a physical inspection of the Real Properties and the Warehouse.

         11.7 Other Actions. Buyer and Seller will take any and all such other and further actions, consistent with this Agreement, as the other may reasonably request.

                                  ARTICLE XII

            Conditions Precedent To The Parties' Obligation To Close
            --------------------------------------------------------

         12.1 Buyer's Conditions Precedent. Buyer's obligations under this Agreement are subject to the satisfaction at or before the Closing Date of each of the following conditions, the fulfillment of any of which may be waived in writing by Buyer:

         (a) All terms, covenants and conditions of this Agreement to be complied with or performed by Seller prior to or on the Closing Date will have been fully complied with and performed by Seller in all material respects.

         (b) All representations, warranties, disclosures and statements of Seller contained in this Agreement and the other documents and statements furnished to Buyer will be true and complete in all material respects as of the date of this Agreement and the Closing Date. Any amendments to the exhibits and schedules to this Agreement which are proposed to be delivered from and after the date of this Agreement must be reasonably satisfactory to Buyer.

         (c) Seller shall have furnished to Buyer an opinion of Seller's counsel, dated as of the Closing Date, in form and in substance reasonably satisfactory to Buyer and its counsel, to the effect that:

         (1) Seller is a corporation duly organized and validly existing and in good standing under the laws of this State of New York, with corporate power and authority to enter into this Agreement and to transfer the Assets as contemplated in this Agreement and to otherwise perform its obligations under this Agreement.

         (2) Seller has the power and authority to enter into the lease of the Seller's Real Properties and to perform its obligations under such lease.

         (3) This Agreement has been duly authorized, executed and delivered by Seller and each constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

         (4) The execution, delivery and performance by Seller of its obligations under this Agreement will not violate any provision of Seller's corporate charter, By-Laws or applicable law.

Such opinion may expressly rely as to matters of fact upon Certificates furnished by Seller and appropriate officers and directors of Seller and by public officials.

         (d) There will not have been any material adverse change in the financial condition or the business of Seller, or in the condition of the Seller's Real Properties.

         (e) There will have been no material damage, from the date of the execution of this Agreement through the Closing Date, to the Assets or Seller's Real Properties.

         12.2 Seller's Conditions Precedent. Seller's obligations under this Agreement are subject to the satisfaction at, or prior to, the Closing Date of the following conditions precedent (the fulfillment of any of which may be waived in writing by Seller):

         (a) All terms, covenants and conditions of this Agreement to be complied with or performed by Buyer prior to or on the Closing Date will have been fully complied with and performed by Buyer in all material respects, including Buyer's timely taking of all actions and delivery of all documents required to be taken and delivered by it under this Agreement.

         (b) The representations, warranties, disclosures and statements of Buyer contained in this Agreement and the other documents and statements furnished to Seller shall be true and complete in all material respects as of the date of this Agreement and on the Closing Date.

         (c) Buyer will have furnished to Seller an opinion of Buyer's Counsel dated the Closing Date, in form and substance reasonably satisfactory to Seller and its Counsel, to the effect that:

         (1) Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware, with corporate power and authority to purchase the Assets and assume the liabilities and obligations under this Agreement and otherwise perform its obligations under this Agreement.

         (2) This Agreement has been duly authorized, executed and delivered by Buyer and constitute legal, valid and binding obligations of Buyer, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

         (3) The execution, delivery and performance by Buyer of its obligations under this Agreement will not violate any provision of Buyer's Articles of Incorporation, By-Laws or applicable law.

Such opinion may expressly rely as to matters of fact upon Certificates furnished by appropriate officers and directors of Buyer and by public officials.

         (d) Buyer and Seller shall have entered into the lease of Seller's Real Properties and the sublease of the Warehouse.

         12.3 Mutual Condition Precedent. Unless waived in writing by each party, it will be a further condition to the consummation of this transaction that no litigation will have been commenced or threatened to challenge the right of any party to consummate the transactions contemplated under this Agreement; except, however, that the foregoing shall not apply with respect to any such litigation arising out of the sublease of the Warehouse.

                                  ARTICLE XIII
                                  ------------

                       Default; Termination of Agreement
                       ---------------------------------

         13.1 Default. Buyer's, on the one hand, and Seller's, on the other hand, obligations under this Agreement are of a special and unique character and Buyer's or Seller's failure to perform its obligations will cause irreparable injury to the other party, the amount of which would be extremely difficult, if not impossible, to estimate or determine and which may not be adequately compensable by monetary damages alone. Therefore, the injured party will be entitled, as a matter of course, to an injunction, restraining order, writ of mandamus or other equitable relief from the U.S. District Court, Eastern District of New York, including specific performance, restraining any violation or threatened violation of any term of this Agreement, or requiring compliance with or performance of any obligation under this Agreement, by the violating party or parties, or such other persons as the court may order. Buyer's and Seller's rights under this Section 13.1 are cumulative and are in addition to the rights and remedies otherwise available to them under Section
13.2 below and any other agreement or applicable law.

         13.2 Termination. This Agreement may be terminated at any time before the Closing as follows:

         (a) At the election of Buyer, by notice to Seller at any time if any of Buyer's conditions precedent to Closing, as specified in Sections 12.1 or
12.3 above, has not been satisfied as of the Closing Date or has at any time become incapable of being satisfied by the Closing Date.

         (b) At the election of Seller, by notice to Buyer, if any of Seller's conditions precedent to Closing, as specified in Sections 12.2 or 12.3 above, has not been satisfied as of the Closing Date or has at any time become incapable of being satisfied by the Closing Date.

         (c) If this Agreement terminates in accordance with this Section 13.2, the Seventy-Five Thousand ($75,000.00) Dollar payment made by Buyer concurrently herewith shall be returned to Buyer and this Agreement will be null and void and have no further force or effect; provided, however, that in the event Seller terminates this Agreement pursuant to Section 13.2(b), said Seventy-Five Thousand ($75,000.00) Dollar payment shall be released by the Escrow Agent and paid to Seller. The parties' rights under this Section 13.2 are cumulative and are in addition to the other rights and remedies available to them under Section 13.1 above, or under applicable law.

                                  ARTICLE XIV
                                  -----------

                                Indemnification
                                ---------------

         14.1 Indemnification by Seller. Seller will indemnify and hold Buyer harmless with respect to any damages, liabilities, claims, losses and expenses (including reasonable legal fees, costs and court costs) which may be incurred by Buyer arising out of:

         (a) Any breach by Seller of any of its representations, warranties, covenants or agreements made in this Agreement or in any document or statement furnished by it to Buyer or in the enforcement of the foregoing indemnity.

         (b) Any attempt (regardless of whether successful and regardless of whether litigation is commenced) by any person or entity to cause or require Buyer to pay or discharge any actual or claimed debt, obligation, liability or commitment of or associated with Seller which is not expressly assumed by Buyer under this Agreement, including all Excluded Liabilities.

         (c) Any action, suit, proceeding, investigation, assessment or judgment relating to any of the matters indemnified against in this Section 14.1, including reasonable fees and disbursements of counsel (whether prior to or at trial or in appellate proceedings).

         14.2 Indemnification by Buyer. Buyer will indemnify and hold Seller harmless with respect to any and all damages, liabilities, claims, losses and expenses (including reasonable legal fees, costs and court costs) which may be incurred by Seller arising out of:

         (a) Any breach by Buyer of any of Buyer's representations, warranties, covenants or agreements made in this Agreement or in any document or statement furnished by it to Seller or in the enforcement of the foregoing indemnity.

         (b) Any attempt (regardless of whether successful and regardless of whether litigation is commenced) by any person or entity to cause or require Seller to pay or discharge any debt, obligation, liability or commitment expressly assumed by Buyer under this Agreement including all Assumed Liabilities.

         (c) Any action, suit, proceeding, assessment or judgment relating to any of the matters indemnified against in this Section 14.2, including reasonable fees and disbursements of counsel (whether prior to or at trial or in appellate proceedings).

         14.3 Claims for Indemnification.

         (a) Whenever any claim is made for indemnification under Sections 14.1 or 14.2 or Section 5.3, the person claiming such indemnification (the "Indemnified Party") will promptly notify in writing the party against whom indemnification is sought (the "Indemnitor"), by certified or registered U.S. Mail, postage prepaid, after the Indemnified Party has actual knowledge of any event which might give rise to a claim for indemnification under this Agreement; provided that if the Indemnified Party receives a complaint, petition or any other pleading in connection with a claim which requires the filing of an answer or other responsive pleading, it will furnish the Indemnitor with a copy of such pleading as soon as possible after receipt.

         (b) The failure by the Indemnified Party to give notice of a claim as required in Section 14.3(a) above or a delay in giving such notice will not affect the validity or amount of such claim and the indemnification obligations of the Indemnitor will remain in effect as to such claim, except to the extent that the Indemnitor has been prejudiced or adversely affected thereby.

         14.4 Notice of and Defense Against Claims of Third Parties. Promptly after receipt by the Indemnified Party of a claim or demand or notice of the commencement of any action by a third party which would give rise to the right of indemnification under Sections 14.1, 14.2 or 5.3, the Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnitor, send notice of the commencement thereof to the Indemnitor. In case any such action shall be brought against the Indemnified Party and it shall notify the Indemnitor of the commencement thereof, the Indemnitor shall be entitled to participate in, and, to the extent that it shall wish to assume the defense thereof, and after notice from the Indemnitor to such Indemnified Party of its election so to assume the defense thereof, the Indemnitor shall not be liable to the Indemnified Party under such action for any legal or other expenses subsequently incurred by the Indemnified Party after the date such notice is given to such Indemnified Party in connection with the defense thereof. The Indemnitor shall not be liable for any settlement of any claim or action pursuant to this Article XIV effected by or on behalf of the Indemnified Party without its prior written consent.

         14.5 Limitations on Indemnification. Seller will not be obligated to indemnify Buyer under Section 14.1 above unless and until the aggregate amount of all claims to which the Buyer is entitled to indemnification under such Section exceeds Twenty-Five Thousand ($25,000.00) Dollars; provided, however, that such limitation shall not apply to claims arising under Section 2.1 (as to Excluded Liabilities), 9.1, 15.2 or
15.4. Neither Buyer nor Seller shall be liable for any claim which is brought after expiration of the three-year (3) period.

                                   ARTICLE XV
                                   ----------

                                Other Covenants
                                ---------------

         15.1 Further Assurances. If at any time after the execution of this Agreement, Buyer or Seller reasonably considers or is advised that any further actions, assignments or assurances on its part are necessary or desirable to carry out the intent and accomplish the purposes of this Agreement, it will take such actions, execute and make all such instruments and do all things necessary or appropriate to carry out the intent and accomplish the purposes of this Agreement, or otherwise consummate the transactions contemplated by this Agreement.

         15.2 Employees.

         (a) If Buyer shall hire any of Seller's employees, Buyer will assume no past or future obligations of Seller to such employees, including any obligations to pay severance pay, vacation pay or other benefits to such employees as of or preceding the Closing Date; and such obligations will be and remain obligations of Seller, as will any similar obligations to any employees of Seller who are not hired by Buyer. Buyer shall not refuse to hire employees covered by the union contracts referred to in Schedule 7.7(a)(2) except as provided by their respective terms.

         (b) The Non-Union employees of Seller who shall be hired by Buyer shall, to the extent possible, receive uninterrupted fringe benefits, taking into account the differences between the employee benefits conferred by Seller and those conferred by Buyer. If a switchover is required to another plan such as a health and/or hospital plan, any waiting period required for eligibility shall be waived. Vacation pay which shall be payable to Seller's employees as of the Closing Date shall be paid to Buyer and Buyer shall pay the same to the employee. To the extent of any such payment of vacation pay made for the respective employee, Buyer shall hold Seller harmless from and indemnify Seller against any claim by the respective employee for vacation pay which may be made against Seller. Such employees shall be entitled to the same length of vacation as they received while employed by Seller, which does not exceed three (3) weeks.

         (c) Buyer will assume all of Seller's obligations under both union contracts referred to in Schedule 7.7(a)(2) (to the extent such obligations are set forth in the actual written contracts delivered to Buyer), arising from and after the Closing Date with respect to employees hired by Buyer and Seller will pay to its employees or their respective union all amounts payable under such contracts as of the Closing Date, including, without limitation, accrued vacation pay.

         15.3 Receipt of Mail. From and after the Closing Date, each party will have the sole and exclusive right to receipt of all mail addressed to it and each party will promptly deliver to the other party any such mail received by it on or after the Closing Date.

         15.4 Payment of Creditors. Seller will maintain sufficient assets to pay, and will pay, all known undisputed amounts owing its creditors when due (other than in respect of obligations or liabilities assumed by Buyer under this Agreement).

         15.5 Books and Records. Buyer shall preserve the books and records of Seller delivered to Buyer for a period of five (5) years after the Closing Date, or the applicable statute of limitations, if longer. Buyer shall not cause or permit their destruction or disposal without first offering to surrender such books and records to Seller. Where there is a legitimate purpose, including without limitation a Third-Party Claim, or an audit or notice of deficiency or inquiry of Seller by any taxing authority having jurisdiction, Buyer shall allow Seller and its representatives access to such books and records relating to the business of Seller during regular business hours on reasonable notice and shall permit Seller or its representatives to make photocopies of any portion or portions of said books and records.

                                  ARTICLE XVI
                                  -----------

                           Non-Competitive Agreements
                           --------------------------

         16.1 Non-Competition. In order to induce Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, each of Seller and L. Donald Jaffin ("Jaffin"), Seller's President and the owner of six and one-third (6.33%) per cent of the issued and outstanding capital stock of Seller, hereby covenants and agrees that, for a period of three (3) years following the Closing, neither it nor any of its affiliates nor Jaffin shall, directly or indirectly, as a partner, shareholder, employee, officer, director, manager, broker, agent, associate or otherwise, sell, manufacture or distribute from or within a radius of three hundred (300) miles of Seller's Real Properties, any products that compete directly with the products sold, manufactured or distributed by Seller as of the Closing Date. Nothing in this
Section 16.1 contained shall prohibit Seller or Jaffin from owning one (1%) percent or less of the securities of a publicly-held company which sells such products.

         16.2 Remedy. Seller and Jaffin acknowledge that Buyer would be irreparably harmed by any breach of this Section 16.1, and that there would be no adequate remedy at law or in damages to compensate Buyer for any such breach.

                                  ARTICLE XVII
                                  ------------

                                 Miscellaneous
                                 -------------

         17.1 Successors and Assigns. This Agreement shall bind and enure to the benefit of the parties and their respective successors and assigns; provided, however, that Buyer shall not assign its rights hereunder without Seller's written consent, except to a wholly-owned subsidiary of or other entity under common control with Buyer, in which case Buyer shall guarantee the performance by such subsidiary or other entity of Buyer's obligations under this Agreement and under the lease of Seller's Real Properties, if applicable. No such assignment shall relieve Buyer of its obligations under this Agreement.

         17.2 Notices. Any notice, consent, approval, election, or other communication required or permitted to be given under this Agreement shall be effective only if in writing and sent by certified or registered mail, return receipt requested, postage prepaid, as follows:

         (a)  To Buyer:           The Fonda Group, Inc.
                                  c/o Thomas Uleau
                                  Executive Vice President
                                  21 Lower Newton Street
                                  St. Albans, Vermont  05478

              With a copy to:     Harvey L. Friedman, Esq.
                                  115 Stevens Avenue
                                  Valhalla, New York  10595

         (b)  To Seller:          Alfred Bleyer & Co., Inc.
                                  c/o L. Donald Jaffin
                                  575 Park Avenue
                                  Manhasset, New York  11030

              With a copy to:     Steckler, Gutman, Morrissey &
                                  Murray, Esqs.
                                  60 East 42nd Street
                                  New York, New York  10165
                                  Attn:  Eugene Morrissey, Esq.

Such notices shall count from the date of receipt thereof.

         Any of the above addresses may be changed upon notice sent to the other addressees by certified or registered mail, return receipt requested, postage prepaid, and shall become effective ten (10) days thereafter.

         17.3 No Waiver. No waiver of any breach of any provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach of such provision or of any other provision of this Agreement. No extension of time for performance of any obligations or acts shall be deemed an extension of the time for performance of any other obligations or acts.

         17.4 Paragraph Headings. The paragraph headings herein have been inserted for convenience of reference only and shall in no way be deemed to modify or restrict any of the terms or provisions hereof.

         17.5 Severability. The provisions of this Agreement will be deemed severable, and if any provision or part of this Agreement is held illegal, void or invalid under applicable law, such provision or part may be changed to the extent reasonably necessary to make the provision or part, as so changed, legal, valid and binding. If any provision of this Agreement is held illegal, void or invalid in its entirety, the remaining provisions of this Agreement shall not in any way be affected or impaired but shall remain binding in accordance with their terms.

         17.6 Entire Agreement; Amendment. This Agreement and the schedules and the exhibits attached to this Agreement contain the entire agreement of the parties with respect to the purchase and sale of the Assets and the other transactions contemplated in this Agreement and no representations heretofore or hereafter made by either party shall have any force or effect unless set forth in this Agreement. This Agreement may be amended or modified only by an instrument in writing, duly executed by Buyer and Seller.

         17.7 Counterparts. This Agreement may be executed in counterparts, which together will be deemed an original of this Agreement.

         17.8 Applicable Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                            ALFRED BLEYER & CO., INC.


                                            By: /s/ L. Donald Jaffin
                                               --------------------------------
                                                L. DONALD JAFFIN, President


                                            THE FONDA GROUP, INC.


                                            By: /s/ Thomas Uleau
                                               --------------------------------
                                                THOMAS ULEAU, Executive
                                                Vice President

Agreed to this 13th day of
October, 1995 by
L. Donald Jaffin as to
ARTICLE XVI.


/s/ L. Donald Jaffin
----------------------------------
L. DONALD JAFFIN

Agreed to this 13th day of
October, 1995 by

STECKLER, GUTMAN, MORRISSEY & MURRAY,
as Escrow Agent:



By: /s/ Eugene Morrissey
   -------------------------------
     EUGENE MORRISSEY, Partner

                                 ABC WITH FONDA
                                 --------------


Schedule 1.1(e)         Trademarks, etc.

Exhibit 4.1(e)          Promissory Note

Exhibit 5.2             Lease
                        Landlord's Waiver

Exhibit 5.3             Sublease

Exhibit 6.2(a)          Bill of Sale

Schedule 7.3(b)         Machine Not in Operating Condition

Schedule 7.3(c)         Leases of Personal Property

Schedule 7.4(b)         Litigation

Schedule 7.5            Accounts Receivable

Schedule 7.6            Real Property Owned and Leased, Personal
                        Property Leased, Agreements and Arrangements, Service Contracts

Schedule 7.7(a)(1)      Employee Benefits

Schedule 7.7(a)(2)      Union Contracts

Schedule 7.7(b)         Non-Union Employee Benefits, Including
                        Pension, Insurance Plans, etc.

Schedule 7.7(c)         Loans to Employees, etc.

Schedule 7.8(a)         Permits, Licenses, etc.

Schedule 7.8(c)         Underground Tank

Schedule 7.9            Gross Sales

Schedule 7.12           Tax Extensions

Schedule 7.13           Adverse Changes, etc.

Schedule 7.14           List of Creditors

Schedule 11.2(a)        Automobile and Truck Leases